EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated March 6, 2006, with respect to the consolidated financial statements of Teeka Tan Products, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ WEBB & COMPANY, P.A.

Boynton Beach, Florida

April 11, 2006